Exhibit 10.1

COMMERCIAL GUARANTY

Merchant:	MoviePass, Inc.	Company:	PayPal, Inc.
	____________________		2211 North First Street
	____________________		San Jose, CA 95131

Guarantor:	Helios and Matheson Analytics Inc.
____________________
____________________

CONTINUING GUARANTEE OF PAYMENT AND PERFORMANCE. For good and valuable consideration, Guarantor absolutely and unconditionally guarantees full and punctual payment and satisfaction of the Indebtedness of Merchant to Company, and the performance and discharge of all its obligations under the User Agreement and the Payment Services Agreement. This is a guaranty of payment and performance and not of collection, so Company can enforce this Guaranty against Guarantor even when Company has not exhausted Company’s remedies against anyone else obligated to pay the Indebtedness or against any collateral securing the Indebtedness, this Guaranty, or any other guaranty of the Indebtedness. Guarantor will make payments to Company or its order, on demand, in legal tender of the United States of America, in same-day funds, without set-off or deduction or counterclaim, and will otherwise perform Merchant’s obligations under the User Agreement and Payment Services Agreement. Under this Guaranty, Guarantor’s obligations are continuing.

INDEBTEDNESS. The word “Indebtedness” as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon, and all collection costs and legal expenses related thereto permitted by law, attorneys’ fees, arising from any and all debts, liabilities and obligations of every nature or form, now existing or hereafter arising or acquired, that Merchant individually or collectively or interchangeably with others, owes or will owe Company. “Indebtedness” includes, without limitation, transaction fees, chargeback fees, refunds, foreign currency exchange fees, reversals, regulatory or other fines, loans, advances, debts, other obligations and liabilities of Merchant and any present or future judgments against Merchant, future advances, loans, or transactions to renew, extend, modify, refinance, consolidate, or substitute these debts, liabilities, and obligations whether: voluntarily or involuntarily incurred; due or to become due by their terms of acceleration; absolute or contingent; liquidated or unliquidated; determined or undetermined; direct or indirect; primary or secondary in nature or arising from a guaranty or surety secured or unsecured; joint or several or joint and several; evidenced by a negotiable or non-negotiable instrument or writing; originated by Company or another or others; barred or unenforceable against Merchant for any reason whatsoever; for any transactions that may be voidable for any reason (such as infancy, insanity, ultra vires, or otherwise); and originated then reduced or extinguished and then afterwards increased or reinstated.

If Company presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Company’s rights under all guaranties shall be cumulative. This Guaranty shall not affect or invalidate any such other guaranties.

CONTINUING GUARANTY. THIS IS A “CONTINUING GUARANTY” UNDER WHICH GUARANTOR AGREES TO GUARANTEE THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE, AND SATISFACTION OF THE INDEBTEDNESS OF MERCHANT TO COMPANY, NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, ON A CONTINUING BASIS. ACCORDINGLY, ANY PAYMENTS MADE ON THE INDEBTEDNESS WILL NOT DISCHARGE OR DIMINISH GUARANTOR’S OBLIGATION AND LIABILITY UNDER THIS GUARANTY FOR ANY REMAINING AND SUCCEEDING INDEBTEDNESS EVEN WHEN ALL OR PART OF THE OUTSTANDING INDEBTEDNESS MAY BE A ZERO BALANCE FROM TIME TO TIME.

DURATION OF GUARANTY. This Guaranty will take effect when received by Company without the necessity of any acceptance by Company, or any notice to Guarantor or to Merchant, and will continue in full force until all the Indebtedness incurred or contracted before one hundred eighty (180) days after receipt by Company of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor’s other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor’s written notice of revocation must be mailed to Company, by certified mail, at Company’s address listed above or such other place as Company may designate in writing. Written revocation of this Guaranty will apply only to new Indebtedness created after one hundred eighty (180) days after actual receipt by Company of Guarantor’s written revocation. For this purpose and without limitation, the term “new Indebtedness” does not include the indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined, or not due and which later becomes absolute, liquidated, determined, or due. For this purpose and without limitation, “new Indebtedness” does not include all or part of the Indebtedness that is: incurred by Merchant prior to one hundred eighty (180) days after receipt of the notice of revocation; incurred under a commitment that became binding before revocation; any renewals, extensions, substitutions, and modifications of the Indebtedness. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of the Guarantor under this Guaranty. A revocation that Company receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. It is anticipated that fluctuations may occur in the aggregate amount of the Indebtedness, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor’s heirs, successors, and assigns so long as any of the Indebtedness remains unpaid and even though the Indebtedness may from time to time be zero dollars ($0.00).

REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that:

a. It is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty;

b. The execution, delivery and performance of this Guaranty has been duly authorized by all necessary action and does not contravene any provision of or require any consent under the Guarantor’s certificate of incorporation, by-laws, partnership agreement, operating agreement or similar organizational documents or any material agreements, as applicable, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets; and

c. This Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights against the Guarantor generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

2

d. By virtue of its relationship with the Merchant, the execution, delivery and performance of this Guaranty is for the direct benefit of the Guarantor and it has received adequate consideration for this Guaranty.

ACKNOWLEDGEMENT. Merchant and Guarantor acknowledge that the type and nature of the Transactions (as defined in the Payment Services Agreement) pose an unacceptable level of risk to Company under the User Agreement and Payment Services Agreement and materially change the risk profile between Merchant and Company. Accordingly, Merchant and Guarantor specifically acknowledge and agree that Company is materially relying upon Guarantor’s unconditional guarantee of full and punctual payment, performance, and satisfaction of the Indebtedness in order to induce Company to withhold its right to terminate the User Agreement and Payment Services Agreement. Guarantor acknowledges and agrees that, as the owner of a direct or indirect interest in Merchant or otherwise being affiliated with Merchant, that Guarantor will directly benefit from Lender withholding its right to terminate the User Agreement and Payment Services Agreement.

GUARANTOR’S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

SUBORDINATION OF MERCHANT’S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Merchant, whether or now Merchant becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Merchant, upon any account whatsoever, to any claim that Company may now or hereafter have against Merchant. In the event of insolvency and consequent liquidation of assets of Merchant, through bankruptcy, by assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Merchant applicable to the payment of the claims of both Company and Guarantor shall be paid to Company and shall be first applied by Company to the Indebtedness. Guarantor does hereby assign to Company all claims which it may have or acquire against Merchant or against any assignee or trustee in bankruptcy of Merchant; provided however, that such assignment shall be effective only for the purpose of assuring to Company full payment in legal tender of the Indebtedness.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

Amendments. This Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the parties sought to be charged or bound by alteration or amendment.

Attorneys’ Fees; Expenses. Guarantor agrees to pay upon demand all of Company’s costs and expenses, including Company’s attorneys’ fees and Company’s legal expenses, incurred in connection with the enforcement of this Guaranty. Costs and expenses include Company’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor shall also pay all court costs and such additional fees as may be directed by the court.

3

Governing Law, Jurisdiction, and Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of California, without regard to its rules of conflict of laws. The parties hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or State court sitting in San Francisco, California in any action or proceeding arising out of or relating to this Guaranty.

Interpretation. In all cases where there is more than one Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context an construction so require. The words “Guarantor”, “Merchant”, and “Company” include the successors, assigns, and transferees of each of them.

Severability. If any provision of this Guaranty is for any reason held to be invalid, illegal, or unenforceable in any respect: (i) such invalidity, illegality, or unenforceability shall not affect the other provisions of this Guaranty; (ii) this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision were excluded from this Guaranty; and (iii) the court, in its discretion, may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

Notices. Any notice required to be given under this Guaranty shall be given in writing, and, except for revocation notices by Guarantor, shall be effective when actually delivered, when deposited with a nationally recognized overnight courier, or if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of the Guaranty. All revocation notices by Guarantor shall be in writing and shall be effective upon delivery to Company as provided in the section of this Guaranty entitled “Duration of Guaranty”. Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.

Waiver. Company shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by the Company. No delay or omission on the part of Company in exercising any right shall operate as a waiver of such right or any other right. A waiver by Company of a provision of this Guaranty shall not prejudice or constitute a waiver of Company’s right otherwise to demand strict compliance with that provision or any other provision of this Guaranty.

Definitions. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.

Merchant. The word “Merchant” mean MoviePass, Inc. and includes all co-obligors on its PayPal accounts and all successors and assigns.

Company. The word “Company” means PayPal, Inc., and its successors and assigns.

Guarantor. The word “Guarantor” means everyone signing this Guaranty, including without limitation Helios and Matheson Analytics Inc., and in each case any signer’s successors and assigns.

4

Guaranty. The word “Guaranty” means this guaranty from Guarantor to Company.

Indebtedness. The word “Indebtedness” means Merchant’s obligations and/or indebtedness to Company as more particularly described in this Guaranty.

Payment Services Agreement. The words “Payment Services Agreement” mean that certain Braintree Payment Services Agreement entered into between PayPal and Merchant, and any amendments and/or modifications thereof.

User Agreement. The words “User Agreement” mean the agreement Merchant entered into with Company, which can accessed at https://www.paypal.com/us/webapps/mpp/ua/useragreement-full

[REMAINDER OF PAGE BLANK; SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the parties have executed this Guaranty as of the date first above written.

HELIOS AND MATHESON ANALYTICS INC.

/s/ Theodore Farnsworth
By:	Theodore Farnsworth
Title:	Chief Executive Officer

STATE OF ______	)
)
COUNTY OF ______	)

I, _______________________________, a Notary Public, do hereby certify that on this __day of ____________, 20_, personally appeared before me ___________, known to me to be the person whose name is subscribed to the foregoing instrument, and swore and acknowledged to me that s/he executed the same for the purpose and in the capacity therein expressed, and that the statements contained therein are true and correct.

_______________________________________

Notary Public, State of ________________